UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2012
Date of Report (Date of earliest event reported)

ONTECO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19495 Biscayne Blvd. Suite 411 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

(305) 932-9795
Registrant’s telephone number, including area code

InfoSpi Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on November 9, 2012, the Board of Directors of Onteco Corporation, a Nevada corporation (the "Company"), accepted the resignation of Dror Svorai as the Chief Executive Officer, Treasurer/Chief Financial Officer, Chairman of the Board of Directors and a member of the Board of Directors. The resignation is in accordance with that certain share exchange agreement dated October 25, 2012 (the "Share Exchange Agreement") with Cyber Centers Worldwide  Corporation, a private Florida corporation (“CCWC”), and the shareholders of CCWC (the "CCWC Shareholders"). The resignation is also in accordance with the spin-off of NexPhase Lighting Inc., the Company's wholly-owned subsidiary and a private Florida corporation ("NexPhase").

Mr. Svorai will be the president/chief executive officer of NexPhase, which spin-off was effected in order to maximize the earning potential of NexPhase by taking on a more diverse and more profitable corporate strategy in the business of designing, developing, manufacturing and marketing a high quality and high efficiency full line of LED intelligent lighting fixtures and control systems for commercial applications and projects involving both new construction and retrofits. As of the date of this Current Report, the spin-off of NexPhase and the distribution of NexPhase shares to the Company's shareholders is being effected by the Company's transfer agent.

Mr. Svorai did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Therefore, as of the date of this Current Report, the sole member of the Board of Directors is Jorge L. Schcolnik, who is also currently the President of the Company.

Effective November 9, 2012, the Board of Directors accepted the consent of Mr. Schcolnik as the President, Secretary and Treasurer/Chief Financial Officer.

Biography

During the past five years, Mr. Schcolnik has been involved in several large international companies. Mr. Schcolnik was one of the founders of Integral Bioenergies Systems SL, a company located in Spain, where he was involved in its restructure and ultimate sale in 2008. Mr. Schcolnik was associated with E-Libro Corp. for which he deployed the digital publishing market in Argentina. He was also associated with the Federal and City of Buenos Aires Government for the company's academic platform. Since 2010, Mr. Schcolnik has been an officer in Advanced Envirotec Corp., Advanced Copisa Environmental Corp. and other environmental remediation companies.

Since 1995, Mr. Jorge Schcolnik has also been representing the State of Buenos Aires, Argentina, within the United States in a number of capacities Commencing 1999, Mr. Schcolnik acted as the chief advisor to the Small and Medium Sized Enterprises Secretariat of the Republic of Argentina based in the United States. Mr. Schcolnik held that position until 2001. During 2001, Mr. Schcolnik participated as a co-founder of Enterprise Buenos Aires Corp., which was later transformed into EBA PLC Corp., a company dedicated to the development of power-line communications. EBA PLC Corp. became a prominent company within the power line communications industry as after two years it was sold in a transaction involving several million US Dollars.

Mr. Schcolnik was born in Buenos Aires, Argentina, in 1945 and moved to the United States in September 1995.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTECO CORPORATION

DATE: November 15, 2012	/s/Jorge Schcolnik
Jorge Schcolnik
President